Exhibit 99.3
INDEMNIFICATION AGREEMENT
     THIS AGREEMENT is entered into as of the 28th day of August, 2007, by and between Ecology Coatings, a Nevada corporation (the “Company”), and Donald Campion (“Executive”).
RECITALS
     WHEREAS, Executive is serving, or has been asked to serve, as a director of the Company or as a director or other agent of another corporation, partnership, joint venture, trust, committee or other enterprise (including an employee benefit plan) (service in any such capacity shall hereafter be described as service as an “Agent”).
     WHEREAS, Section 78.7502 of the Nevada Revised Statutes, under which the Company is organized (“Section 78”), empowers the Company to indemnify its Agents and expressly provides that the indemnification provided by such section is not exclusive.
     WHEREAS, the Company presently maintains Directors’ and Officers’ Liability Insurance (“D & O Insurance”) covering certain liabilities which may be incurred by certain of its Agents in the performance of their duties for the Company. However, recent developments with respect to the terms and availability of D & O Insurance have raised questions concerning the adequacy and reliability of the protection afforded thereby.
     WHEREAS, to induce Executive to serve or continue to serve as an Agent, the Company is prepared to provide Executive with the protections hereinafter described.
     NOW, THEREFORE, in consideration of the willingness of Executive to serve or continue to serve as an Agent, the Company hereby agrees as follows:
     1. Indemnification of Executive. The Company hereby agrees to hold harmless and indemnify Executive to the full extent authorized or permitted by the provisions of Section 78, or, to the extent any amendment to Section 78 or other applicable law may expand indemnification rights, to the full extent authorized or permitted by Section 78 or such other applicable law as may be in effect; provided, however, that such indemnification shall not apply to expenses incurred by Executive in a suit against the Company except for expenses incurred by Executive in an action brought in good faith to enforce rights or collect sums due hereunder.
     2. Maintenance of Liability Insurance. The Company hereby covenants and agrees that, so long as Executive shall continue to serve as an Agent and thereafter for so long as Executive shall potentially be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that Executive is or was an Agent of the Company, the Company shall maintain in reasonable amounts D & O Insurance from established and reputable insurers.

     3. Additional Indemnity. Subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Executive against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with any proceeding to which Executive is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive is or was an Agent.
     4. Limitations on Additional Indemnity. No indemnity pursuant to Sections 4 hereof shall be paid by the Company:
     4.1 To the extent that Executive is indemnified either pursuant to Sections 1 or 2 hereof or pursuant to any D & O Insurance;
     4.2 With respect to (a) remuneration paid to Executive if it shall be determined by a final adjudication that such remuneration was in violation of law or (b) expenses (including attorneys’ fees) incurred by Executive in connection with any proceeding relating to such remuneration;
     4.3 On account of any suit in which judgment is rendered against Executive in connection with the purchase or sale by Executive of securities of the Company or any affiliate thereof pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal or state law or of amounts paid in settlement of any litigation instituted of threatened pursuant to said Section or such law;
     4.4 On account of Executive’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or to have involved willful misconduct;
     4.5 For expenses or other losses incurred in connection with Executive’s gaining in fact any personal profit or advantage to which Executive was not legally entitled; or
     4.6 If a final decision by a Court having jurisdiction in the matter shall determine that such indemnification would violate public policy or is otherwise unlawful.
     5. Partial Indemnification. If Executive is entitled under any provision of this Agreement to indemnification by the Company for a portion of any expenses or liabilities incurred by him in the investigation, defense, settlement or appeal of a proceeding but not entitled to indemnification for the total amount thereof, the Company shall indemnify Executive for the portion thereto to which Executive is entitled.
     6. Notice and Other Indemnification Procedures.

     6.1 Promptly after receipt by Executive of notice of the commencement or the threat of commencement of any proceeding, Executive shall, if Executive believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.
     6.2 If, at the time of the receipt of a notice of the commencement or the threat of commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D & O Insurance in effect, the Company shall give prompt notice of the commencement or the threat of commencement of such proceeding to the insurer(s) in accordance with the procedures set forth in the respective policy or policies. The Company shall thereafter take all appropriate action to cause such insurer(s) to pay all amounts payable as a result of such proceeding or threatened proceeding in accordance with the terms of such policies.
     6.3 In the event the Company shall be obligated to pay the expenses of any proceeding or threatened proceeding to Executive, the Company shall be entitled to assume the defense thereof, upon the delivery to the Executive of written notice of its election so to do. Such assumption shall be subject to Executive’s approval of the counsel who is to conduct such defense. Counsel shall be approved or disapproved by Executive within seven (7) days after the Company notifies Executive of the identity of such counsel and shall be deemed approved unless Executive provides the Company with notice to the contrary. After approval of such counsel and the retention of such counsel by the Company, the Company will not be liable to Executive under this Agreement for any attorneys’ fees subsequently incurred by Executive with respect to the same proceeding, provided that (a) Executive shall have the right to employ his own counsel in any such proceeding at Executive’s expense and (b) if (i) Executive shall have reasonably concluded that there is a conflict of interest between the Company and Executive in the conduct of any such defense or (ii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, Executive may retain his own counsel, the fees and expenses of which shall be paid by the Company.
     6.4 The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any proceeding effected without its written consent. The Company shall not settle any proceeding for which the Company has assumed defense in any manner which would impose any penalty on Executive without Executive’s written consent. Neither the Company nor Executive will unreasonably withhold its consent to any proposed settlement.
     7. Advances of Expenses. Expenses incurred by Executive or for which Executive might be entitled to indemnity hereunder shall be paid by the Company prior to a determination that Executive is in fact entitled to indemnification thereunder within fifteen (15) days after receipt by the Company of Executive’s written request to such effect if Executive undertakes in writing to repay such advance(s) to the extent that it is ultimately determined that Executive is not entitled to indemnification under the provisions of Section 145, this Agreement or otherwise.
     8. Stockholder Ratification. Unless the form of this Agreement has been approved by the stockholders of the Company, this Agreement shall be expressly subject to ratification by such stockholders. If the form of this Agreement is not so ratified and/or approved by such stockholders before the effective date of this Agreement, or within two years after the effective date hereof, this Agreement shall be void.
     9. Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Executive may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, and Executive’s rights hereunder shall continue after Executive has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Executive.
     10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     11. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     12. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors, assigns, heirs, executors and administrators of the parties hereto.
     13. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada.
     14. Third Parties. This Agreement is entered into solely for the benefit of the Company and its successors and assigns, on the one hand, and Executive and his heirs, executors and administrators, on the other hand, and no third party shall have any rights hereunder.

     15. Duration. This Agreement shall terminate upon expiration of all statutes of limitations which would be applicable to any cause of action which would arise out of Executive’s service as an Agent.
     IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

ECOLOGY COATINGS, Inc.

Adam S. Tracy, Esq.
Vice President, General Counsel & Secretary

DONALD CAMPION

Donald Campion

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